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                                                                 Exhibit 23.1




                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Consolidated Edison, Inc. ("Con Edison") of our report dated February 17, 2000 relating to the consolidated financial statements of Con Edison as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which is included in Con Edison's Report on Form 8-K dated February 28, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, NY
February 29, 2000